EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Schedules Earnings Release of Third Fiscal Quarter 2020 Results

NEW YORK, July 09, 2020 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the "Company") (NASDAQ: PFLT) (TASE:PFLT) announced that it will report results for the third fiscal quarter ended June 30, 2020 on Wednesday, August 5, 2020 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Thursday, August 6, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (866) 548-4713 approximately 5-10 minutes prior to the call. International callers should dial (323) 794-2093. All callers should reference conference ID #6656028 or PennantPark Floating Rate Capital Ltd.  An archived replay of the call will be available through August 20, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6656028.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has $3.7 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com